Media: Peter Lucht — 781.655.2289 Investors: Kristin Silberberg — 203.900.6854 Citizens Financial Group, Inc. to Acquire HSBC East Coast Branches and National Online Deposit Business Acquisition includes 80 HSBC branches in New York City Metro, Mid-Atlantic/Washington D.C. and Southeast Florida with approximately $9.0 billion in deposits and $2.2 billion in loans PROVIDENCE, RI (May 26, 2021) Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today announced that Citizens Bank, N.A. has entered into an agreement to acquire 80 East Coast branches and the national online deposit business from HSBC Bank U.S.A, N.A.. Under the agreement, Citizens will acquire approximately $9.0 billion in deposits and approximately $2.2 billion in loans for a 2.0 percent premium paid on deposits at closing. The transaction is expected to be immediately accretive to Citizens’ earnings per share and generate an internal rate of return of approximately 20 percent. The branch acquisition extends Citizens’ physical presence to several attractive markets and adds approximately 800 thousand new customers. “This transaction provides us with an attractive entry into the important New York City Metro, Washington D.C. and Southeast Florida markets,” said Chairman and CEO Bruce Van Saun. “With a sizable customer base and a solid deposit franchise, this acquisition will serve as a springboard for our consumer national expansion strategy. In addition, the $7 billion net deposit position provides us significant long-term funding flexibility in support of our attractive loan growth opportunities.” “We are excited to welcome the HSBC employees and customers to Citizens,” said Brendan Coughlin, Citizens Head of Consumer Banking. “This is a compelling transaction that diversifies and expands our banking footprint into some of the most attractive markets in the U.S. It complements our existing franchise and helps advance our digital-first national expansion strategy, giving us a strong foundation to drive further growth and gain scale. We look forward to serving these new customers and showing them all that Citizens can do for them.” The 80 branch purchase includes 66 locations in the New York City Metro area, 9 locations in the Mid-Atlantic/Washington D.C. area, and 5 locations in Southeast Florida. The branches to be acquired will operate as HSBC branches until closing and will be re-branded as Citizens branches immediately upon closing of the transaction. This transaction is expected to close in the first quarter of 2022, subject to customary closing terms and conditions and regulatory approvals. Morgan Stanley & Co., LLC served as financial advisor and Debevoise & Plimpton LLP served as legal counsel to Citizens. Additional Information A presentation providing additional information on the transaction is available at https://investor.citizensbank.com/about- us/investor-relations/events-and-presentations/2021.aspx

Citizens Financial Group, Inc. 2 Cautionary Statement About Forward-Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This communication contains “forward- looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the failure to consummate this transaction or to make or take any filing or other action required to consummate any such transaction on a timely matter or at all. These or other uncertainties may cause our actual future results to be materially different from those expressed in our forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the United States Securities and Exchange Commission. About Citizens Financial Group, Inc. Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $187.2 billion in assets as of March 31, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook. CFG-IR